UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2013

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA		01434
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Susan J. DiCecco. As described in American Superconductor Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012 (the “November 2012 8-K”), the employment of Susan J. DiCecco, Senior Vice President, Corporate Administration, of the Company, was terminated without “cause,” effective as of December 31, 2012 (the “Termination Date”).

In connection with Ms. DiCecco’s termination of employment with the Company, the Company and Ms. DiCecco entered into a Severance Agreement on January 2, 2013 (the “New DiCecco Agreement”), which, if not revoked by Ms. DiCecco prior to January 10, 2013, will supersede the Executive Severance Agreement by and between the parties dated as of September 8, 2009 (the “Previous DiCecco Agreement”) and which was described in the November 2012 8-K. The Previous DiCecco Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 5, 2009, and is incorporated herein by reference.

The New DiCecco Agreement includes additional contractual protections for the Company in exchange for additional consideration to be paid to Ms. DiCecco. Specifically, the compensatory elements of the New DiCecco Agreement, which will be paid to Ms. DiCecco if she has not revoked the New DiCecco Agreement prior to January 10, 2013, include the following:

•

$300,000 (paid in the form of an award of restricted stock units under the Company’s 2007 Stock Incentive Plan, as amended, and which will vest in full on January 10, 2013 if Ms. DiCecco has not revoked the New DiCecco Agreement), as severance pay (an amount equivalent to twelve (12) months of her base salary on the Termination Date plus $50,000 of additional consideration);

•

a pro-rata fiscal 2012 executive incentive plan bonus payment, less all applicable taxes and withholdings, based on the nine (9) full months that Ms. DiCecco worked in fiscal year ending March 31, 2013, and as determined by the Compensation Committee of the Board of Directors of the Company in its sole and absolute discretion following the Company’s filing of its Annual Report on Form 10-K;

•

an award of 38,800 restricted stock units under the Company’s 2007 Stock Incentive Plan, as amended, which will vest in full on January 10, 2013 if Ms. DiCecco has not revoked the New DiCecco Agreement (which is equal to the number of shares of time-based restricted stock awards that Ms. DiCecco forfeited to the Company on the Termination Date);

•	the accelerated vesting of certain outstanding options to purchase 58,000 shares of the Company’s common stock; and

•	an extension of Ms. DiCecco’s period to exercise options to purchase 69,333 shares of the Company’s common stock (including the 58,000 accelerated options) until March 1, 2014.

Each restricted stock unit represents the right to receive one share of the Company’s common stock.

In turn, Ms. DiCecco has agreed to certain restrictive covenants regarding non-competition, non-solicitation and non-disparagement for the period beginning on the Termination Date through December 31, 2013 (except that the non-disparagement obligations do not expire).

If Ms. DiCecco revokes the New DiCecco Agreement prior to January 10, 2013, then the Company expects to pay the severance payable to her under the Previous DiCecco Agreement, subject to her execution and non-revocation of the required legal release.

The foregoing description of the New DiCecco Agreement is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1.	Severance Agreement dated as of January 2, 2013 by and between the Company and Susan J. DiCecco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: January 8, 2013	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated as of January 2, 2013 by and between the Company and Susan J. DiCecco.